Exhibit 99.1

PhotoMedex Signs Definitive Agreement to Acquire LCA-Vision for $5.37 per Share in Cash, or $106 Million

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Combines a leading developer and marketer of skin health and wellness products to consumers and patients worldwide with a market-leading clinical service delivery platform utilizing direct-to-consumer customer acquisition model

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Expected to bring recurring, reimbursed revenue from the XTRAC® Excimer Laser for treating psoriasis and vitiligo and dispensing of the Neova® product line to underutilized LasikPlus® infrastructure and professional staff

●	Expected to be accretive to PhotoMedex’s cash EPS in 2014, excluding transaction-related items

●	Financing will be based on fully committed senior debt facility

●	Conference call to be held Friday, February 14 at 8:30 a.m. Eastern time

HORSHAM, Pa. and CINCINNATI (February 13, 2014) – PhotoMedex, Inc. (NasdaqGS and TASE: PHMD) and LCA-Vision, Inc. (NasdaqGS: LCAV) today announced the signing of a definitive agreement pursuant to which PhotoMedex will acquire LCA-Vision for $5.37 per share in cash, or approximately $106.4 million. PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. LCA-Vision Inc. is a leading provider of laser vision correction services under the LasikPlus brand.

This proposed transaction is subject to customary closing conditions, including LCA-Vision shareholder approval and regulatory approvals, and is subject to a 30-day “go shop” period. The Boards of Directors of both PhotoMedex and LCA-Vision have voted unanimously in favor of the transaction, which is expected to close in the second quarter of 2014. LCA-Vision’s operations are expected to be accretive to PhotoMedex’s cash EPS in 2014, excluding one-time, transaction-related items.

“The combination of these synergistic businesses holds potential for powerful financial leverage and profitable long-term growth by providing a platform to establish company-owned XTRAC Psoriasis and Vitiligo Centers of Excellence and clinical dispensing of Neova products in LasikPlus facilities,” said Dr. Dolev Rafaeli, PhotoMedex Chief Executive Officer. “We have a tremendous opportunity to leverage the LasikPlus infrastructure and customer-centric staff, which are the best in the industry yet presently underutilized. LCA-Vision is without rival when it comes to managing a consumer medical procedure from initial patient inquiry to call center operations, through to converting the consultation to a surgical appointment and procedure. LASIK procedures, however, are typically performed only one or two days a week in a costly infrastructure while the other days are devoted to patient screening, pre-operative and post-operative care. LasikPlus centers and staff, who deal one-on-one with patients, are ideally suited for expanding procedures beyond LASIK to include XTRAC laser treatments for various dermatologic disorders such as psoriasis and vitiligo, as well as utilizing the patient interaction for additional clinical brand dispensing.”

“At PhotoMedex we have a proven ability to generate dermatology patient traffic, and now we will have the national footprint to scale-up those efforts in an immediate and meaningful way while bringing recurring reimbursed patient revenue and economies of scale to LasikPlus centers. We expect this to be transformational to our XTRAC business,” he added. “On average, psoriasis patients are treated with XTRAC twice per week for three to six weeks, twice a year and over the course of many years. In contrast, the current LCA-Vision model has virtually no repeat business and is mostly a private-pay procedure. We believe that with minor modification to the layout of the LasikPlus clinics, the professional and technical LASIK staffs will be able to offer dermatology patients the same high level of care and customer service with only modest staffing increases and incremental training.”

Exhibit 99.1

Upon completion of this transaction, LCA-Vision will operate as a wholly owned subsidiary of PhotoMedex. There are no layoffs planned at LCA-Vision, and all 62 LasikPlus vision centers in the U.S., including 52 full-service LasikPlus fixed-site laser vision correction centers and 10 pre- and post-operative LasikPlus satellite centers, are expected to remain intact. PhotoMedex plans to build on the current LCA-Vision strategic expansion of service offering to bolster cataract and intraocular lens procedures, and to expand the optometrist referral network, all of which are currently underway. The addition of XTRAC and Neova offerings to each center will improve center-level economics and will allow PhotoMedex to strategically evaluate expansion of the clinic network.

“For several years it has been a priority for LCA-Vision to pursue diversification of our revenue stream while at the same time becoming less reliant on a procedure that is closely tied to consumer confidence and macroeconomic factors. This business combination with PhotoMedex represents a compelling, immediate solution to leverage our established system by offering fully reimbursed, laser-based medical procedures,” said LCA-Vision Chief Executive Officer Michael J. Celebrezze. “The people of PhotoMedex are expert marketers for consumer health, wellness and beauty products with a proven ability to run efficient operations while supporting innovation. Combining our two companies provides for an exciting future for my LCA-Vision colleagues, while offering a compelling premium to LCA-Vision stockholders with the certainty of all-cash terms.”

Transaction Terms and Pro Forma Financials

Under the terms of the agreement, LCA-Vision shareholders will receive $5.37 in cash for each share held, which represents a premium of 34% over the closing price of LCA-Vision common stock on February 12, 2014. PhotoMedex will fund this transaction through a new $85 million senior secured credit facility including a $10 million revolving credit facility and a $75 million four-year term loan, as well as through existing cash balances.

The merger agreement permits LCA-Vision to solicit alternative acquisition proposals from third parties through March 15, 2014, and LCA-Vision intends to do so with the assistance of its financial and legal advisors. LCA-Vision does not anticipate disclosing any developments with regard to this process unless the LCA-Vision Board of Directors makes an affirmative decision to proceed with an alternative acquisition proposal. There can be no assurance that this process will result in a superior alternative proposal. In addition, LCA-Vision may, subject to certain procedural limitations under the terms of the merger agreement, respond to unsolicited alternative acquisition proposals subsequent to March 15, 2014. If the merger agreement is terminated under certain circumstances relating to an alternative transaction, LCA-Vision will be required to pay a termination fee to PhotoMedex and to reimburse certain of its expenses.

On a pro forma basis, the combined company had revenue for the 12 months ended September 30, 2013 of approximately $308 million, gross profit of approximately $244 million, gross margin of approximately 79% and adjusted net income of approximately $36 million. The pro forma combined cash position as of September 30, 2013 was approximately $78 million.

“We expect this transaction to be accretive to our 2014 cash EPS, excluding one-time, transaction-related items. Also, we expect approximately $5 million in annualized cost-savings and efficiencies to be fully achieved as we enter 2015,” said Dennis McGrath, PhotoMedex President and Chief Financial Officer.

Exhibit 99.1

Non-GAAP Measures

To supplement PhotoMedex’s and LCA-Vision’s consolidated financial statements presented in accordance with GAAP as filed with the SEC on Forms 10-K and 10-Q for the relevant periods, PhotoMedex and LCA-Vision are providing certain non-GAAP measures of financial performance.

Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of PhotoMedex’s and LCA-Vision’s current financial performance and to provide further information for comparative purposes.

Specifically, PhotoMedex and LCA-Vision believe the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, PhotoMedex and LCA-Vision believe non-GAAP measures that exclude stock-based compensation expense and other non-cash or non-recurring expenses enhance the comparability of results against prior periods. The table below does not make acquisition-related adjustments. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	12 months ended September 30, 2013
	PHMD	LCAV	Combined

Net Income	$21,087	$(5,516)	$15,571

Adjustments to Net Income:
Depreciation/amortization	5,946	2,547	8,493
Interest	6	69	75
Income taxes	3,903	(319)	3,584
Stock-based compensation	5,173	1,486	6,659
Restructuring charges	-	1,334	1,334

Adjusted Net Income	$36,115	$(399)	$35,716

Leadership, Facilities and Brands

Following completion of the transaction, Dr. Dolev Rafaeli will continue to serve as CEO of PhotoMedex and Dennis McGrath will continue to serve as President and CFO. Michael Celebrezze, currently CEO of LCA-Vision, will serve as President and CEO of the LCA-Vision subsidiary.

As a result of this transaction, there will be no changes to the PhotoMedex Board of Directors, but the company intends to create a six-person Board of Directors to oversee the LCA-Vision subsidiary.

Exhibit 99.1

PhotoMedex headquarters will continue to be in Horsham, Pennsylvania, while LCA-Vision’s headquarters and its call center will remain in Cincinnati. As a result of this transaction there will be no changes to any of the PhotoMedex, Radiancy or LCA-Vision brands, including LasikPlus.

Canaccord Genuity Inc. served as financial advisor to PhotoMedex on this transaction and Proskauer Rose LLP served as legal counsel. Cain Brothers & Company LLC served as financial advisor to LCA-Vision on this transaction and Taft Stettinius & Hollister LLP served as legal counsel.

Conference Call

PhotoMedex and LCA-Vision management will hold a conference call to discuss this announcement and answer questions Friday, February 14, 2014 beginning at 8:30 a.m. Eastern time.  To participate in the conference call, dial toll-free 888- 329-8877 or International/toll   719-325-2469 (and enter confirmation code # 1856030).  For the convenience of participants in Israel, a local/toll-free number (1-80-924-5906) has been set up (the confirmation code remains the same # 1856030).  If you are unable to participate, a digital replay of the call will be available from Friday, February 14, 2014 at 11:30 a.m. Eastern time until Friday, February 28, 2014 at 11:30 a.m. Eastern time, by dialing toll-free 888-203-1112 or International/toll 719-457-0820 (participants in Israel may dial 1-80-924-6038) and using confirmation code #1856030.  In addition, once you have accessed the conference call, you may also attend a live web conference to view the accompanying slides by accessing http://www.livemeeting.com/cc/vcc from your computer and entering your Name, Meeting ID: w1856030 and Entry Code: A185603 on the “Enter Meeting” page.  Please note, to maximize your connection, please be sure to clear your temporary internet files/cache; disable your pop-up blockers, spyware, or anti-virus software during the session and close all other programs.

Slides to accompany the conference call will be posted to the Investor Relations section of www.photomedex.com and at http://www.lasikplus.com approximately 15 minutes before the start of the call.

The live broadcast of this conference call and slides will be available in the Investor Relations section of www.photomedex.com, and at www.streetevents.com. The online replay will be available shortly after the conclusion of the call.

About LCA-Vision Inc./LasikPlus

LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus brand, operates 62 LasikPlus vision centers in the U.S., including 52 full-service LasikPlus® fixed-site laser vision correction centers and 10 pre- and post-operative LasikPlus satellite centers. LCA-Vision has performed more than 1.3 million procedures since FDA approval of photorefractive keratectomy (PRK) in late 1995.

About PhotoMedex

PhotoMedex is a global skin health company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. The company provides proprietary products and services that address skin diseases and conditions including psoriasis, vitiligo, acne, actinic keratosis (a precursor to certain types of skin cancer) and photo damage. Its experience in the physician market provides the platform to expand its skin health solutions to spa markets, as well as traditional retail, online and infomercial outlets for home-use products. As a result of its December 2011 merger with Radiancy Inc., PhotoMedex has added a range of home-use devices under the no!no!™ brand, for various indications including hair removal, acne treatment and skin rejuvenation. The company also offers a professional product line for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

Exhibit 99.1

Forward-Looking Statements

Some portions of this press release, particularly those describing PhotoMedex' and LCA-Vision’s strategies, operating expense reductions and business plans will contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of management for future operations; any statements regarding product development, product extensions, product integration or product marketing; any statements regarding continued compliance with government regulations, changing legislation or regulatory environments; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing. These risks, uncertainties and other factors, including PhotoMedex’s ability to consummate the announced acquisition of LCA-Vision, unexpected costs or unexpected liabilities that may arise from the announced acquisition, and PhotoMedex’s failure to realize the anticipated benefits of the announced acquisition, and the general risks associated with the businesses of PhotoMedex and LCA-Vision described in the reports and other documents filed with the SEC, could cause actual results to differ materially from those referred to, implied or expressed in the forward-looking statements. PhotoMedex and LCA-Vision caution readers not to rely on these forward-looking statements. All forward-looking statements are based on information currently available to PhotoMedex and LCA-Vision and are qualified in their entirety by this cautionary statement. Each of PhotoMedex and LCA-Vision anticipates that subsequent events and developments will cause its views to change. The information contained in this press release speaks as of the date hereof and neither PhotoMedex nor LCA-Vision has or undertakes any obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

PhotoMedex, LCA-Vision and their respective directors and officers may be deemed to be participants in the solicitation of proxies for the special meeting of LCA-Vision stockholders to be held to approve the transactions described herein. In connection with the proposed acquisition, LCA-Vision will file with the Securities and Exchange Commission a Proxy Statement. The stockholders of LCA-Vision are advised to read, when available, the Proxy Statement and other documents filed with the Securities and Exchange Commission in connection with the solicitation of proxies for the special meetings because these documents will contain important information. The proxy statement will be mailed to stockholders of LCA-Vision as of the record date to be established for voting on the acquisition. The preliminary proxy statement and definitive proxy statement, once available, can be obtained, without charge, at the Securities and Exchange Commission’s website at www.sec.gov. In addition, the proxy statement (when available) and such other documents may be obtained free of charge by directing a request to LCA-Vision Inc., 7840 Montgomery Road, Cincinnati, Ohio 45236, Attn: Corporate Secretary, or (513)792-9292.

Exhibit 99.1

Contacts:	LHA Kim Sutton Golodetz 212-838-3777 Kgolodetz@lhai.com Bruce Voss, 310-691-7100 Bvoss@lhai.com @LHA_IR_PR	PhotoMedex, Inc. Dennis McGrath, President and CFO 215-619-3287 info@photomedex.com

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